UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2006

United Security Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-14549	63-0843362
(State of Incorporation)	(Commission File Number)	(IRS Employer IdentificationNumber)

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (334) 636-5424

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02(b).	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 18, 2006, the board of directors of United Security Bancshares, Inc. ("Bancshares"), as permitted by the bylaws of Bancshares, elected Dr. James C. Stanley to fill a vacancy on the board. Dr. Stanley also will serve on the boards of directors of First United Security Bank, a wholly-owned subsidiary of Bancshares, and Acceptance Loan Company, Inc., a subsidiary of First United Security Bank, and will serve on First United Security Bank's Asset Liability Committee.

There are no arrangements or understandings between Dr. Stanley and any other person pursuant to which he was selected as a director, nor are there any transactions between Dr. Stanley and Bancshares or any of its subsidiaries that would be required to be reported pursuant to Item 404(a) of Regulation S-K as promulgated under the Securities Act of 1933, as amended.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 18, 2006, the board of directors of Bancshares voted to amend and restate the bylaws of Bancshares. The bylaws were amended to increase the director retirement age from 70 years to 75 years. The amended and restated bylaws became effective immediately. A copy of the amended and restated bylaws is attached hereto as Exhibit 3(ii).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 22, 2006	UNITED SECURITY BANCSHARES, INC.
By: /s/ Larry M. Sellers
Name: Larry M. Sellers
Title: Vice President, Secretary, and Treasurer

Index to Exhibits

Exhibit No.	Description
3(ii)	Amended and Restated Bylaws of United Security Bancshares, Inc.